                                                                      Exhibit 13

                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

         ADMINISTRATION AGREEMENT, dated as of March 7, 2003 between PIMCO
Funds: Multi-Manager Series (the "Trust"), a Massachusetts business trust, and PIMCO Advisors Fund Management LLC (the "Administrator" or "PAFM"), a limited liability company organized under the laws of Delaware.

                                   WITNESSETH:

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust has established the separate portfolios set forth in Exhibit A (each a "Fund"); and

         WHEREAS, on or after the effect date of this agreement, each Fund will offer up to seven classes of shares: Institutional Class, Administrative Class, Class A, Class B, Class C, Class D and Class R, of which Class A, Class B, Class C, Class D and Class R shares are sometimes hereinafter referred to herein as "Retail Class" shares; and

         WHEREAS, the Trust wishes to retain PAFM to provide or procure administrative and other services to the Funds and their shareholders, including services which may be deemed to constitute distribution related services with respect to Class D shares; and

         WHEREAS, PAFM is willing to furnish and/or to arrange for such services in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Appointment. The Trust hereby appoints PAFM as the Administrator to provide or procure the administrative and other services with respect to the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

         In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render or procure administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render or procure such services, it shall notify the Trust in writing, whereupon the portfolio represented by such additional series shall become a Fund hereunder.

2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide or cause to be furnished all organizational, administrative and other services reasonably necessary for the operation of the Funds, including, in the case of Class D shares, certain shareholder and distribution-related services, but not including the investment advisory services provided by PAFM pursuant to its Investment Advisory Agreement with the Trust or the distribution services provided by PIMCO Advisors Distributors LLC ("PAD") pursuant to its Distribution Contract with the Trust.

               (a) Administrative Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall provide or procure, at the Administrator's expense, services to include the following: (i) coordinating matters relating to the operation of the Funds, including any necessary coordination among the adviser or advisers to the Funds, the custodian(s), transfer agent(s), dividend disbursing agent(s), and recordkeeping agent(s) (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Funds;
          (ii) providing the Funds, at the Administrator's expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Funds; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Trust and the Funds as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Advisory Agreement; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Funds required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Funds and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Funds as may be required by applicable law, including, without limitation the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; and (viii) providing the Funds, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the Funds' operations as contemplated in this Agreement.

                  (b) Other Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall also provide or procure on behalf of the Trust and the Funds, and at the expense of the Administrator, the following services of the Funds: (i) custodian services to provide for the safekeeping of the Funds' assets; (ii) recordkeeping services to maintain the portfolio accounting records for the Funds; (iii) transfer agency services to maintain the portfolio accounting records for the Funds; and (iv) dividend disbursing services for the Funds. The services to be provided under
          (iii) and (iv) of this Section 2(b) shall be commensurate with the level of services reasonably necessary for the institutional investors that are eligible to invest in Institutional and Administrative Classes of the Funds, as set forth in the prospectus or prospectuses for such Classes of the Funds. The Trust may be a party to any agreement with any person or persons engaged to provide the services referred to in this Section 2(b).

                  (c) Retail Class Services. In addition to the Administrator's responsibilities as specified in Subsections (a) and (b) above, subject to the approval or consent of the Board of Trustees, the Administrator, at its own expense, also shall provide, directly or through persons selected by the Administrator, to the Retail Classes of the Funds administrative, recordkeeping, and shareholder services reasonably required by the Retail Classes of the Funds, which may include some or all of the following services: (i) transfer agency services reasonably necessary to meet the increased account activity associated with Retail Classes; (ii) dividend disbursing services reasonably necessary to meet the increased number of accounts associated with the Retail Classes;
         (iii) preparing and arranging for the distribution of prospectuses, statements of additional information, proxy materials, periodic reports to shareholders, and other communications with Retail Class shareholders; and (iv) taking such other actions and providing or procuring such other services with respect to the Retail Classes as are reasonably necessary or desirable.

                  (d) Special Class D Services. The Administrator shall provide in respect of Class D shares (either directly or by procuring through other entities, including various financial services firms such as broker-dealers and registered investment advisors ("Service Organizations")) some or all of the following services and facilities in connection with direct purchases by shareholders or in connection with products, programs or accounts offered by such Service
         Organizations:

                      (i) facilities for placing orders directly for the
                  purchase of a Fund's Class D shares and tendering a Fund's Class D shares for redemption; (ii) advertising with respect to a Fund's Class D shares; (iii) providing information about the Funds; (iv) providing facilities to answer questions from prospective investors about the Funds; (v) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (vi) preparing, printing and delivering prospectuses and shareholder reports to prospective shareholders; (vii) assisting investors in applying to purchase Class D shares and selecting dividend and other account options; and (viii) shareholder services provided by a Service Organization that may include, but are not limited to, the following functions: receiving, aggregating and processing shareholder orders; furnishing shareholder sub-accounting; providing and maintaining elective shareholder services such as check writing and wire transfer services; providing and maintaining pre-authorized investment plans; communicating periodically with shareholders; acting as the sole shareholder of record and nominee for shareholders; maintaining accounting records for shareholders; answering questions and handling correspondence from shareholders about their accounts; issuing confirmations for transactions by shareholders; performing similar account administrative services; providing such shareholder communications and recordkeeping services as may be required for any program for which the Service Organization is a sponsor that relies on Rule 3a-4 under the 1940 Act; and providing such other similar services as may reasonably be requested to the extent the Service Organization is permitted to do so under applicable statutes, rules, or regulations.

                  The Administrator shall not be required to provide directly hereunder any of the foregoing services which may cause the Administrator to be engaged in the business of effecting transactions in securities for the account of others, or to induce or attempt to induce the purchase or sale of any security, but may procure such services on behalf of the Trust from certain Service Organizations. The parties hereto acknowledge that the Administrator has entered into an agreement with its affiliate, PAD, the Trust's principal underwriter, under which PAD is compensated for certain services contemplated by this Agreement, including shareholder and distribution-related services, at the rate of 0.25% per annum of all assets attributable to Class D shares sold through PAD (the "PAD Fees").

                  The Administrator and the Trust understand that some or all of the services described in this subparagraph (d) may be deemed to represent services primarily intended to result in the sale of Class D shares ("Special Class D Services"). The Administrator agrees to present reports as to out-of-pocket expenditures and internal expense allocations of the Administrator and PAD at least quarterly and in a manner that permits the Qualified Trustees (hereinafter defined) to determine that portion of the fees hereunder which represents reimbursements in respect of Special Class D Services.

                  (e) Organizational Services. The Administrator shall provide the Trust and the Funds, at the Administrator's expense, with the services necessary to organize any Funds that commence operations on or after the date of this Agreement so that such Funds can conduct business as described in the Trust's Registration Statement.

                  (f) Personnel. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds and services provided to the Funds under this agreement.

                  (g) Standards; Reports. In performing these services, the
         Administrator:

                      (i) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time.

                      (ii) Will make available to the Trust, promptly upon request, any of the Funds' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

                      (iii) Will, in addition to the reporting required under
                  Section 2(d),
                    regularly report to the Trust's Board of Trustees on the services provided under this Agreement and will furnish the Trust's Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.

3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

                  (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and

                  (b) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

5. Compensation. As compensation for the services rendered under this Agreement, the Trust shall pay to the Administrator a fee based on the average daily net assets of each of the Funds attributable to a class or classes of Shares as set forth in the attached Schedule set forth as Exhibit A hereto. The fees payable to the Administrator shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated. Any portion of the fees paid hereunder in respect of Class D shares representing reimbursement for the Administrator's and PAD's out-of-pocket expenditures and internally allocated expenses in respect of Special Class D Services of any Fund (as reviewed quarterly by the Trustees based on the reports described in Section 2(d) above) shall not exceed the rate of 0.25% per annum of the average daily net assets of such Fund attributable to Class D shares. To the extent such out-of-pocket expenditures and internally allocated expenses exceed such rate, such excess shall be paid by the Administrator and/or PAD from their own resources (which may include legitimate profits from serving as investment adviser and/or administrator) and shall not be used as a basis for justifying or evaluating fees paid hereunder to the Administrator in respect of services other than the Special Class D Services.

6. Special Class D Services; Distribution Plan. To the extent that this Agreement relates to payments made in connection with the distribution of the Funds' Class D shares (i.e., Special Class D Services), it shall also constitute a "distribution plan" and a "related agreement" within the meaning of Rule 12b-1 under the 1940 Act. As required by said Rule 12b-1 in respect of distribution plans, to the extent this Agreement is a distribution plan: (a) the term of this Agreement is as provided in Section 10 below; (b) the Administrator shall provide to the Trustees of the Trust, and all such Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust for Special Class D Services and the purposes for which such expenditures were made; and (c) this Agreement may be terminated as provided in Section 10 (c) below. As required by said Rule 12b-1 in respect of agreements related to distribution plans, to the extent this Agreement is an agreement related to a distribution plan: (a) this Agreement may be terminated as provided in Section 10 below; and
(b) this Agreement may also terminate in the circumstances described in Section 15(d) below. This Agreement may not be amended to increase materially the maximum amount specified in Section 5 (i.e., the rate of 0.25% per annum) payable out of Class D assets for Special Class D Services without approval by a majority of the outstanding Class D shares (as defined in Section 2(a)(42) of the 1940 Act in respect of voting securities) of a Fund. All material amendments to this Agreement (insofar as the relevant provision constitutes a part of a distribution plan) must be approved by a majority of the Qualified Trustees. Insofar as this Agreement constitutes a distribution plan for Class D shares, its provisions are severable.

         It is acknowledged and agreed that classes of Shares other than Class D may have separately documented distribution plans and related agreements.

7. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

8. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Funds under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this

Agreement. In addition, the Administrator shall, at its expense, furnish to the
Trust:

          (a) Services by the Trust's independent public accountants to perform all audits;

          (b) Services of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

          (c) Services of the Trust's custodian, including any recordkeeping services provided by the custodian;

          (d) Services of obtaining quotations for calculating the value of each Fund's net assets;

          (e) Services of obtaining Fund Activity Reports for each Fund;

          (f) Services of maintaining the Trust's tax records;

          (g) Services, including procurement of legal services, incident to meetings of the Trust's shareholders, the preparation and mailing of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection
     (f) below);

          (h) Procurement of ordinary legal services, including the services that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company;

          (i) Certificates representing shares of the Trust;

          (j) The Trust's pro rata portion of the fidelity bond required by
     Section 17(g) of the 1940 Act, or other insurance premiums;

          (k) Association membership dues;

          (1) Services to organize and offer shares of the Trust and the Funds; and

          (m) Services of Service Organizations rendered in respect of Class D shares, to the extent and subject to the conditions set forth in Sections 2(d), 5 and 6 hereof.

     The Trust shall bear the following expenses:

          (a) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates;

          (b) Taxes, if any, levied against the Trust or any of its Funds;

          (c) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Funds;

          (d) Costs, including the interest expenses, of borrowing money;

          (e) Fees and expenses of trustees who are not officers, employees, or stockholders of PAFM or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such trustees in connection with the duties of their office with the Trust.

          (f) Extraordinary expenses, including extraordinary legal expenses and federal and state securities registration fees and expenses to the extent authorized by the Trust's Board of Trustees, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

          (g) Organizational and offering expenses of the Trust and the Funds to the extent authorized by the Trust's Board of Trustees, and any expenses which are capitalized in accordance with generally accepted accounting principles; and

          (h) Any expenses allocated or allocable to a specific class of shares, including fees paid in respect of classes other than Class D pursuant to a separate administrative service or distribution plan.

9. Liability. The Administrator shall give the Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this

Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person, including persons that provide services for the Funds as described in Section 2(b), (c) or (d) of this Agreement.

10. Term and Continuation. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until one year from the date of this Agreement, and shall continue thereafter on an annual basis with respect to each Fund, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or PAFM, and who have no direct or indirect financial interest in the operation of this agreement or any agreement related to Special Class D Services ("Qualified Trustees") cast in person at a meeting called for the purpose of voting on such approval. Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.

         This Agreement may be terminated:

          (a) except as provided in Section 10(c) below, by the Trust at any time with respect to the services provided by the Administrator by vote of
     (1) a majority of the Trustees of the Trust; (2) with respect to PIMCO International Fund, PIMCO Renaissance Fund, PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, and PIMCO Innovation Fund, a majority of the Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust or PAFM; or (3) a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on 60 days' written notice to the Administrator;

          (b) by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust; and

          (c) insofar as it relates to Class D shares of any Fund(s), at any time, without the payment of any penalty, by a majority of the Qualified Trustees or by vote of a majority of the outstanding Class D shares.

11. Use of Name. It is understood that the name "PIMCO Advisors Fund Management LLC" or "PAFM" or any derivative thereof or logo associated with those names are the valuable property of PAFM and its affiliates, and that the right of the Trust and/or the Funds to use such names (or derivatives or logos) shall be governed by the Amended and Restated Investment Advisory Agreement between PAFM (as successor to Allianz Dresdner Asset Management of America L.P.), as from time to time in effect, and the Trust.

12. Notices. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 888 San Clemente Drive, Suite 100, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to the Administrator at 888 San Clemente Drive, Suite 100, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Administrator.

13. Trust Obligation. A copy of the Trust's Amended and Restated Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of each Fund and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15. Miscellaneous.

          (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of

     1940, or any rule or order of the SEC thereunder.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

          (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

          (d) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party. This Agreement will terminate with respect to Class D shares (except to the extent that the Agreement constitutes a "distribution plan" within the meaning of Rule 12b-1 under the 1940 Act) in the event of its "assignment" (as defined for purposes of Section 15 of the 1940 Act).

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                              PIMCO FUNDS:  MULTI-MANAGER SERIES


                              By: /s/ Newton B. Schott, Jr.
                                  ----------------------------------
                                  Name:  Newton B. Schott, Jr.
                                  Title: President

                              PIMCO ADVISORS FUND MANAGEMENT LLC


                              By: /s/ Stephen J. Treadway
                                  ----------------------------------
                                  Name:  Stephen J. Treadway
                                  Title: Managing Director and Chief
                                           Executive Officer

                                                                       Exhibit A

                      Schedule to Administration Agreement
                               as of March 7, 2003

                                                                          Fee Rate:
                                                                          --------
                                                   Institutional and
                                                 Administrative Classes              Classes A, B & C
                                                 ----------------------              ----------------

-------------------------------------------------------------------------------------------------------------
                                              Core                               Core
Fund                                          Expenses*    Other      Total      Expenses*   Other    Total**
----                                          --------     -----      -----      --------    -----    -----
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
PIMCO CCM Capital Appreciation                0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO CCM Mid-Cap                             0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO CCM Emerging Companies (formerly
PIMCO Micro-Cap Fund)                         0.10         0.15       0.25        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Renaissance                         0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Growth                              0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Target                              0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Opportunity                         0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Innovation                          0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Value                               0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO NFJ Small-Cap Value                     0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO CCM Mega-Cap                            0.10         0.15       0.25        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO PPA Tax-Efficient Structured
   Emerging Markets                           0.15         0.35       0.50        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO Tax-Efficient Equity                    0.10         0.15       0.25       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO NFJ Equity Income                       0.10         0.15       0.25       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO NFJ Basic Value                         0.10         0.15       0.25       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO PEA Growth & Income                     0.10         0.15       0.25       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO Asset Allocation                        0.05         0.05       0.10       0.10        0.30     0.40
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Large-Cap Growth Fund               0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Tax-Managed Growth Fund             0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Mid-Cap Fund                        0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Small-Cap Fund                      0.10         0.20       0.30        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Biotechnology Fund                   n/a          n/a        n/a       0.10        0.35     0.45
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Global Small-Cap Fund               0.15         0.25       0.40       0.15        0.45     0.60
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Global Technology Fund              0.15         0.25       0.40       0.15        0.40     0.55
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Global Healthcare Fund               n/a          n/a        n/a       0.15        0.40     0.55
-------------------------------------------------------------------------------------------------------------
PIMCO RCM International Growth
   Equity Fund                                0.15         0.35       0.50       0.15        0.55     0.70
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Emerging Markets                    0.15         0.35       0.50       0.15        0.55     0.70
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Europe Fund                         0.15         0.35       0.50       0.15        0.55     0.70
-------------------------------------------------------------------------------------------------------------
PIMCO RCM Global Equity Fund                  0.15         0.25       0.40       0.15        0.45     0.60
-------------------------------------------------------------------------------------------------------------
PIMCO NACM Core Equity Fund                   0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
PIMCO NACM Global Fund                        0.15         0.25       0.40       0.15        0.45     0.60
-------------------------------------------------------------------------------------------------------------
PIMCO NACM Growth Fund                        0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO NACM International Fund                 0.15         0.35       0.50       0.15        0.55     0.70
-------------------------------------------------------------------------------------------------------------
PIMCO NACM Flex-Cap Value Fund                0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO NACM Pacific Rim Fund                   0.15         0.35       0.50       0.15        0.55     0.70
-------------------------------------------------------------------------------------------------------------
PIMCO NACM Value Fund                         0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO Large-Cap Value Fund***                 0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO International Value Fund***             0.15         0.35       0.50       0.15        0.55     0.70
-------------------------------------------------------------------------------------------------------------
PIMCO Balanced Value Fund***                  0.10         0.20       0.30       0.10        0.40     0.50
-------------------------------------------------------------------------------------------------------------
PIMCO Core Equity Fund****                    0.10         0.20       0.30        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO Small-Cap Value Fund****                0.10         0.20       0.30        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO Disciplined Value Fund****              0.10         0.20       0.30        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO Mid-Cap Value Fund****                  0.10         0.20       0.30        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO NFJ Large-Cap Value Fund                0.10         0.20       0.30        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------
PIMCO NFJ International Value Fund            0.15         0.25       0.40        n/a         n/a      n/a
-------------------------------------------------------------------------------------------------------------

-------------------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.
** The Total fee rate for Class A, B and C shares shall be reduced by 0.05% per annum on a Fund's average daily net assets attributable in the aggregate to Class A, B and C shares in excess of $2.5 billion. For example, Class A, B and C shares of PIMCO CCM Capital Appreciation Fund shall pay an annual fee rate of 0.40% on the Fund's first $2.5 billion of average daily net assets attributable in the aggregate to Class A, B and C shares, and 0.35% on such assets in excess of $2.5 billion.
***  These Funds only offer Institutional Class and Class A shares.
**** These Funds only offer Institutional Class shares.

                                 Class D Shares

--------------------------------------------------------------------------------
                                                    Core
Fund                                                Expenses*   Other     Total
----                                                --------    -----     -----
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PIMCO NFJ Basic Value Fund                          0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO CCM Capital Appreciation                      0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO CCM Mid-Cap                                   0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PEA Renaissance                               0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PEA Growth                                    0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PEA Innovation                                0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PEA Value                                     0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PPA Tax-Efficient Equity                      0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO NFJ Equity Income                             0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO PEA Opportunity                               0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO NFJ Small-Cap Value                           0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PEA Target                                    0.10        0.55      0.65
--------------------------------------------------------------------------------
PIMCO PEA Growth & Income                           0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO RCM Large-Cap Growth Fund                     0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO RCM Tax-Managed Growth Fund                   0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO RCM Mid-Cap Fund                              0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO RCM Biotechnology Fund                        0.10        0.60      0.70
--------------------------------------------------------------------------------
PIMCO RCM Global Small-Cap Fund                     0.15        0.70      0.85
--------------------------------------------------------------------------------
PIMCO RCM Global Technology Fund                    0.15        0.65      0.80
--------------------------------------------------------------------------------
PIMCO RCM Global Healthcare Fund                    0.15        0.65      0.80
--------------------------------------------------------------------------------
PIMCO RCM International Growth Equity Fund          0.15        0.80      0.95
--------------------------------------------------------------------------------
PIMCO RCM Emerging Markets Fund                     0.15        0.80      0.95
--------------------------------------------------------------------------------
PIMCO RCM Europe Fund                               0.15        0.80      0.95
--------------------------------------------------------------------------------
PIMCO RCM Global Equity Fund                        0.15        0.70      0.85
--------------------------------------------------------------------------------
PIMCO NACM Core Equity Fund                         0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO NACM Global Fund                              0.15        0.70      0.85
--------------------------------------------------------------------------------
PIMCO NACM Growth Fund                              0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO NACM International Fund                       0.15        0.80      0.95
--------------------------------------------------------------------------------
PIMCO NACM Flex-Cap Value Fund                      0.10        0.65      0.75
--------------------------------------------------------------------------------
PIMCO NACM Pacific Rim Fund                         0.15        0.80      0.95
--------------------------------------------------------------------------------
PIMCO NACM Value Fund                               0.10        0.65      0.75
--------------------------------------------------------------------------------

-----------------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.

            [The remainder of this page is intentionally left blank.]

                                 Class R Shares

--------------------------------------------------------------------------------
                                               Core
Fund                                           Expenses*     Other      Total
----                                           --------      -----      -----
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PIMCO CCM Capital Appreciation                 0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO CCM Mid-Cap                              0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO NACM Global Fund                         0.15          0.45       0.60
--------------------------------------------------------------------------------
PIMCO NACM International Fund                  0.15          0.55       0.70
--------------------------------------------------------------------------------
PIMCO NFJ Equity Income                        0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO NFJ Small-Cap Value                      0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO PEA Growth & Income                      0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO PEA Growth                               0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO PEA Renaissance                          0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO PEA Value                                0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO RCM Large-Cap Growth Fund                0.10          0.40       0.50
--------------------------------------------------------------------------------
PIMCO RCM Mid-Cap Fund                         0.10          0.40       0.50
--------------------------------------------------------------------------------

-----------------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this 7th day of March, 2003.

                              PIMCO FUNDS: MULTI-MANAGER SERIES


                              By: /s/ Newton B. Schott, Jr.
                                  ----------------------------------
                                  Name:  Newton B. Schott, Jr.
                                  Title: President


                              PIMCO ADVISORS FUND MANAGEMENT LLC


                              By: /s/ Stephen J. Treadway
                                  ----------------------------------
                                  Name:  Stephen J. Treadway
                                  Title: Managing Director and Chief
                                          Executive Officer